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Exhibit 32.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Questar Corporation (the "Company") on Form 10-K for 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Keith O. Rattie, President and Chief Executive Officer of the Company, and S. E. Parks, Senior Vice President, and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

        (1)   The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

QUESTAR CORPORATION
March 4, 2005 Date	By:	/s/ KEITH O. RATTIE Keith O. Rattie Chairman, President and Chief Executive Officer
March 4, 2005 Date	By:	/s/ S. E. PARKS S. E. Parks Senior Vice President and Chief Financial Officer

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002